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                                                                 EXHIBIT 10.10.2

                              CONSULTING AGREEMENT



     This Consulting Agreement ("Agreement") is entered into as of October 16, 1998, between Callaway Golf Company ("Callaway Golf"), a California corporation, and Donald H. Dye ("Consultant").

                                    Recitals
                                    --------

     A. Callaway Golf is in the business of designing, manufacturing and selling golf clubs and related products using trade secrets, patented procedures and other proprietary information. Callaway Golf is currently marketing its products in the United States of America and internationally.

     B. Consultant has been a long-time employee of Callaway Golf with expertise in various areas relating to Callaway Golf's business.

     C. Callaway Golf desires to retain access to the services and expertise of Consultant and believes that the experience and expertise of Consultant will be of benefit to Callaway Golf; therefore, Callaway Golf desires to enter into this Agreement with Consultant.

     D. Consultant wishes to assist Callaway Golf in its business; therefore, Consultant desires to enter into this Agreement with Callaway Golf.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

     1.  Engagement.  Pursuant to the terms of the Agreement between Consultant
         ----------
and Callaway Golf dated October 15, 1998 relating to Consultant's termination as an employee (the "Termination Agreement"), Callaway Golf hereby engages the services of Consultant as a consultant, and Consultant hereby accepts such engagement, subject to the terms and conditions of this Agreement.

     2.  Term/Termination.  The term ("Term") of this Agreement shall commence
         ----------------
on October 16, 1998, and shall continue until December 31, 2001, unless terminated in accordance with section 15 herein, or extended for the Extended Terms as provided in Section 7. Consultant understands and agrees that the provisions of sections 4, 12, and 19 of this Agreement shall survive termination of the other provisions of this Agreement.

     3.  Services to be Performed by Consultant.  During the Term and any
         --------------------------------------
Extended Terms of this Agreement, Consultant shall provide consulting services, within his expertise, on matters related to the business of Callaway Golf as may be requested by Ely Callaway, his successor, or his express designee from time to time. Consultant shall maintain contact with Callaway Golf through Mr. Callaway, or such person or persons as may be designated by Mr. Callaway from time to time. Consultant represents that Consultant has the qualifications and
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ability to perform the services, within his expertise, in a professional manner without the advice, control, or supervision of Callaway Golf. While the specific methods and manner of providing the services shall be solely determined by Consultant, Callaway Golf shall have the right to oversee, direct and give advice to Consultant regarding the general extent, nature and scope of services to be performed by Consultant under this Agreement. The services shall be provided by Consultant at such times and in such locations as Callaway Golf and Consultant mutually agree upon from time to time. Consultant will not be required to provide more than one hundred (100) hours of service per year without additional compensation. Any additional hours shall be compensated at the rate of $350 per hour. If required, Callaway Golf shall, at no cost to Consultant, provide Consultant with office space, secretarial assistance, and such other equipment or assistance necessary for Consultant to provide the consulting services requested. Callaway Golf shall approve any such expenses in advance, and in writing.

     4.  Assignment of Rights.
         --------------------

         (a) Callaway Golf shall own all deliverables delivered by Consultant hereunder.

          (b) As used in this Agreement, "Inventions," whether or not they have been patented, trademarked, or copyrighted, means designs, inventions, technologies, methods, innovations, ideas, improvements, processes, materials, sources of and uses for materials, apparatus, plans, systems and computer programs relating to the design, manufacture, use, marketing, distribution and management of Callaway Golf's and/or its affiliates' products.

          (c) All works of authorship produced under this Agreement shall be "works for hire" produced exclusively for Callaway Golf, and all rights thereto shall belong to Callaway Golf. As a material part of the terms and understandings of this Agreement, Consultant hereby assigns to Callaway Golf all works of authorship and all Inventions relating to the business of Callaway Golf and/or its affiliates, and all intellectual property rights therein (including without limitation all patent rights, copyrights, and trade secret rights), which Consultant creates, develops, conceives and/or reduces to practice, either alone or with anyone else, during the course of providing the Services under this Agreement, regardless of whether they are suitable to be patented, trademarked and/or copyrighted.

          (d) Consultant agrees to disclose to the President and Chief Executive Officer of Callaway Golf any work of authorship and/or Invention relating to the business of Callaway Golf and/or its affiliates, which Consultant develops, conceives and/or reduces to practice, either alone or with anyone else, during the Term and any Extended Terms of this Agreement. Consultant shall make a limited disclosure of such works of authorship and/or Inventions to Callaway Golf, even if Consultant does not believe that Consultant is required under this Agreement to assign Consultant's interest in such work of authorship and/or Invention to Callaway Golf. Callaway Golf agrees to keep such information as confidential information. If Callaway Golf and Consultant disagree as to whether or not a work of authorship and/or an Invention is included within the terms of this Agreement, it will be the responsibility of Consultant to prove that it is not included and/or that assignment to Callaway

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Golf is not required.

          (e) The obligation to assign as provided in this Agreement does not apply to any work of authorship or any Invention to the extent such obligation would conflict with any applicable state or federal law. All provisions of this Agreement relating to the assignment by Consultant of works of authorship and Inventions are subject to the provisions of California Labor Code Sections 2870, 2871 and 2872.

          (f) Upon Callaway Golf's request, at no expense to Consultant, Consultant shall execute any and all proper applications for patents, copyrights and/or trademarks, assignments to Callaway Golf, and all other applicable documents, and will give testimony when and where requested to perfect the title, copyrights, trademarks and/or patents (both within and without the United States) in all works of authorship and Inventions assigned to Callaway Golf hereunder.

          (g) Consultant agrees that if in the course of performing the consulting services, Consultant incorporates any other Invention owned by Consultant or for which Consultant has the right to grant the rights granted in this Section 4(g) ("Consultant Inventions"), into any report, presentation,
                    ---------------------
recommendation, process, method, tooling, design, machine, equipment, product or other item recommended, presented, developed, implemented or specified by Consultant for or to Callaway Golf under this Agreement, Consultant hereby grants to Callaway Golf a nonexclusive, transferable, royalty-free, perpetual, irrevocable, worldwide license under said Consultant Invention to make, have made, import, modify, and use any product or other item embodying or using said Consultant Invention. Consultant will provide to Callaway Golf copies of all patents and patent applications related to all such Consultant Inventions.

          (h) Consultant agrees that if in the course of performing the services, Consultant recommends the use of any third party Inventions which, to the knowledge of Consultant, are or may be covered by patents held by third parties, that Consultant will disclose such information to Callaway Golf.

     5.  Other Compensation.  In addition to any compensation paid to Consultant
         ------------------
pursuant to sections 3 or 7 of this Agreement, Callaway Golf agrees to pay Consultant as follows:

          (a) During the Term and any Extended Terms, Callaway Golf shall reimburse Consultant for all reasonable, customary and necessary expenses for travel and lodging incurred in the performance of the services to be provided hereunder. Consultant shall account for such expenses by submitting a signed statement itemizing such expenses prepared in accordance with the policies set by Callaway Golf for reimbursement of such expenses. The amount, nature and extent of such expenses shall always be subject to the control, supervision and direction of Callaway Golf.

          (b) During any Extended Terms, Callaway Golf shall provide for Consultant

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to participate in Callaway Golf's health insurance and disability insurance plans as the same may be modified from time to time, and to receive, if Consultant is insurable under usual underwriting standards and Consultant's physical condition does not prevent Consultant from reasonably qualifying for such insurance coverage, term life insurance coverage of Consultant's life, payable to whomever the Consultant directs, in the face amount of $2,000,000.00, such policies to be transferable to Consultant upon termination of this Agreement without evidence of insurability. Callaway Golf shall also provide, at its expense, for Consultant to participate annually in the Executive Health Program at Scripp's Hospital. It is recognized that all or part of the expenses associated with these benefits may be treated as taxable compensation to Consultant, and that Callaway Golf shall not be responsible for any taxes that may be due as a result.

          (c) During the Term and any Extended Terms, Consultant shall be allowed to purchase, in accordance with Callaway Golf's reasonable procedures, golf equipment made by Callaway Golf and available generally to Callaway Golf's customers at Callaway Golf's regular U.S. wholesale price so long as (i) such golf equipment is for the personal use of Consultant or his immediate family, or is to be provided by Consultant as a gift, and not in exchange for any remuneration, services, barter, or other compensation, to another for the other's personal use, and (ii) the total amount of such golf equipment purchases by Consultant from Callaway Golf in any one calendar year does not exceed $10,000.00.

     6.  Relationship of the Parties.  Consultant enters into this Agreement as,
         ---------------------------
and shall continue to be, an independent contractor. Under no circumstances shall Consultant look to Callaway Golf as Consultant's employer, or as a partner, agent, or principal. Except as otherwise specifically provided herein, while Consultant is engaged as a Consultant pursuant to this Agreement, Callaway Golf will not provide Consultant with benefits accorded to Callaway Golf employees, regardless of whether Consultant is later re-classified as an employee of Callaway Golf, including but not limited to:

          .  Workers' compensation insurance;

          . Access to any type of employee benefit plan, including but not limited to Callaway Golf's 401(k) and employee stock purchase plans;

          .  Vacation leave and/or sick pay.

     7.  Extended Terms.  At Callaway Golf's option, this Agreement may be
         --------------
extended for up to two (2) one-year Extended Terms for the calendar years 2002 and 2003. If Callaway Golf so elects, then Callaway Golf shall compensate Consultant during any such Extended Term at the rate of $200,000.00 per year, payable in equal monthly installments. Except as otherwise provided, the terms and conditions of this Agreement shall continue to define the relationship between Callaway Golf and Consultant, including the obligation of Callaway Golf to pay Consultant additional compensation for hours of service beyond one hundred (100) hours per year at the rate of $350 per hour.

     8.  Extent of Authority.  Consultant shall have no authority or right to
         -------------------
commit or bind Callaway Golf and/or its affiliates to any agreement or arrangement or to obligate

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Callaway Golf and/or its affiliates in any manner.

  9.  Exclusive Dealings.  During the Term and any Extended Terms of this
      ------------------
Agreement, to the fullest extent permitted by law, Consultant agrees that he will not, directly or indirectly, whether as agent, consultant, attorney, holder of a controlling beneficial interest, or in any other capacity, engage in any business or ventures that engages directly or indirectly in competition with the business of Callaway Golf or its affiliates as of the date of this Agreement. For purposes of this Section, an ownership interest in the stock of a publicly traded company or a broadly based mutual fund shall not be prohibited.

  10.  Non-Solicitation.  During the Term and any Extended Terms of this
       ----------------
Agreement, Consultant agrees not to ask or encourage directly or indirectly any employees or consultants of Callaway Golf, or any of its affiliates, to leave their employment with or refrain from providing services to Callaway Golf, or any of its affiliates. Consultant shall make any subsequent employer aware of this non-solicitation obligation.

  11.  Conflict of Interest.  During the Term and any Extended Terms of this
       --------------------
Agreement, Consultant shall not engage in any conduct or enterprise that shall constitute an actual or apparent conflict of interest with respect to Consultant's duties and obligations to Callaway Golf and/or its affiliates.

     12.  Confidential Information and/or Trade Secrets.
          ----------------------------------------------

          (a)  Definition.  As used in this Agreement, the terms "Confidential
               ----------
Information and/or Trade Secrets" mean all information, whether written or oral, not generally available to the public, regardless of whether it is suitable to be patented, copyrighted and/or trademarked, which is owned by or in the possession of Callaway Golf and/or its affiliates, including but not limited to
(1) concepts, ideas, plans and strategies involved in Callaway Golf's and/or its affiliates' products and businesses, (2) the processes, formulae and techniques disclosed by Callaway Golf and/or its affiliates or contractors to Consultant or observed by Consultant, (3) the designs, inventions and innovations and related plans, strategies and applications which Consultant develops during the Term or any Extended Terms of this Agreement in connection with the projects assigned to Consultant by Callaway Golf, and (4) third party information which Callaway Golf and/or its affiliates has/have promised to keep confidential. The terms "Confidential Information and/or Trade Secrets" do not include the following:

               (i) Information which, at the time of disclosure or observation, had been previously published or otherwise publicly disclosed;

               (ii) Information which is published (or otherwise publicly disclosed) after disclosure or observation, unless such publication is a breach of this Agreement or is otherwise a violation of the contractual, legal or fiduciary duties owed to Callaway Golf and/or its affiliates; or

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               (iii) Information which, subsequent to disclosure or observation, is obtained by Consultant from a third person who is lawfully in possession of such information (which information is not acquired in violation of any contractual, legal, or fiduciary obligation owed to Callaway Golf and/or its affiliates with respect to such information) and who is not required to refrain from disclosing such information to others.

          (b)  No Disclosure of Confidential Information and/or Trade Secrets.
               --------------------------------------------------------------
During the Term and any Extended Terms of this Agreement, Consultant will have access to and become familiar with various Confidential Information and/or Trade Secrets which Consultant acknowledges are owned and shall continue to be owned solely by Callaway Golf and/or its affiliates or third party contractors. Consultant agrees that Consultant will not, at any time, whether during or subsequent to the Term and any Extended Terms of this Agreement, use any Confidential Information and/or Trade Secrets for any purpose except in order to: (1) perform Consultant's duties under this Agreement; (2) disclose Confidential Information and/or Trade Secrets to third parties for which Callaway Golf has given its written consent; or (3) disclose Confidential Information and/or Trade Secrets pursuant to a governmental process in which Consultant is compelled to do so. In the event Consultant believes that Consultant is legally required to disclose any Confidential Information and/or Trade Secrets, Consultant shall give reasonable notice to Callaway Golf prior to disclosing such information and shall assist Callaway Golf in taking such legally permissible steps as are reasonable and necessary to protect the Confidential Information and/or Trade Secrets. If Consultant believes that it is necessary for Consultant to disclose Confidential Information and/or Trade Secrets, Consultant shall first obtain written consent to do so from Callaway Golf, and the party to whom the disclosure is to be made shall execute a non-disclosure agreement in a form acceptable to Callaway Golf before Consultant shall make such disclosure.

          (c)  No Removal of Callaway Golf and/or its Affiliates' Documents or
               ---------------------------------------------------------------
Information.  Consultant understands and agrees that all books, records,
-----------
customer lists and documents connected with the business of Callaway Golf and/or its affiliates are the property of and belong to Callaway Golf and/or its affiliates or third-party contractors. Under no circumstances shall Consultant remove from Callaway Golf's and/or its affiliates' facilities any of Callaway Golf's and/or its affiliates' books, records, documents, lists or any copies of the same without Callaway Golf's and/or its affiliates' written permission, nor shall Consultant make any copies of Callaway Golf's and/or its affiliates' books, records, documents or lists for use outside Callaway Golf's and/or its affiliates' office(s) except as specifically authorized by Callaway Golf. Consultant shall return to Callaway Golf and/or its affiliates all books, records, documents and customer lists belonging to Callaway Golf and/or its affiliates upon termination of this Agreement.

          (d) The provisions of Section 12 shall survive the termination or expiration of this Agreement, and shall be binding upon Consultant in perpetuity.

     13.  Surrender of Company Property.  Consultant agrees that upon
          -----------------------------
termination of this Agreement in any manner, Consultant will immediately surrender to Callaway Golf and/or its affiliates all property owned by Callaway Golf and/or its affiliates.

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

     14.  Notices.  Any notice, request, demand or other communication required
          -------
or permitted hereunder shall be deemed properly given when actually received or within five days of mailing by certified or registered mail, postage prepaid, to the following addresses, or to such addresses as may be furnished from time to time, in writing, to the other party:

     Callaway Golf: Callaway Golf Company
                    2285 Rutherford Road
                    Carlsbad, CA  92008-8815
                    Attn:  Ely Callaway, Chairman

     Consultant:    Donald H. Dye
                    P.O. Box 675870
                    Rancho Santa Fe, California 92061-6375

     15.  Termination.
          -----------

          (a) This Agreement may be terminated by Callaway Golf for substantial cause upon the occurrence of any of the following events:

               (i)   Death.  This Agreement may be terminated upon the death of
                     -----
Consultant. Termination under this sub-section shall be effective on the date of Consultant's death.

               (ii)  Permanent Disability.  This Agreement may be terminated
                     --------------------
upon the permanent disability of Consultant. For purposes of this Agreement, and subject to all applicable laws with respect to disabilities and the rights of those who are disabled, "permanent disability" shall mean the inability of Consultant, by reason of any ailment or illness, or physical or mental condition, to perform his duties hereunder for a consecutive period of six (6) months.

               (iii) Failure to Substantially Perform Duties or Misconduct.
                     -----------------------------------------------------
This Agreement may be terminated for breach of this Agreement, or misconduct associated with the performance of Consultant's duties as a consultant, including, but not limited to, dishonesty, theft, disloyalty and/or felony criminal conduct. Termination under this subsection shall be effective immediately, upon the receipt by Consultant of written notice stating the cause of such termination.

          (b) This Agreement may be terminated by Consultant upon the occurrence of a Change in Control as defined herein. Such a termination by Consultant must occur with ninety (90) days following a Change in Control, pursuant to Consultant providing Callaway Golf with written notice of termination. Upon termination of this Agreement by Consultant pursuant to this section, Consultant shall be entitled to any compensation accrued and not yet paid for services rendered, reimbursement for accrued expenses as provided in section 5(a), and no other severance. A "Change in Control" means the following and shall be deemed to

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occur if any of the following events occurs:

               (i) Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") but excluding Callaway Golf and its subsidiaries and any employee benefit or stock ownership plan of Callaway Golf or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired Callaway Golf's securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a "Person") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of Callaway Golf's then outstanding securities entitled to vote generally in the election of directors; or

               (ii) Individuals who, as of the effective date hereof, constitute the Board of Directors of Callaway Golf (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of Callaway Golf, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by Callaway Golf's shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the outstanding shares of Common Stock or the combined voting power of Callaway Golf's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by Callaway Golf's shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

               (iii) Consummation by Callaway Golf of the sale or other disposition by Callaway Golf of all or substantially all of Callaway Golf's assets or a reorganization or merger or consolidation of Callaway Golf with any other person, entity or corporation, other than (1) a reorganization or merger or consolidation that would result in the voting securities of Callaway Golf outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of Callaway Golf, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of Callaway Golf or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or (2) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of Callaway Golf (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of Callaway Golf or its successor; or

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               (iv) Approval by the shareholders of Callaway Golf or an order by a court of competent jurisdiction of a plan of liquidation of Callaway Golf.

     16.  Advertising Waiver.  Consultant agrees to permit Callaway Golf and/or
          ------------------
its affiliates, and persons or other organizations authorized by Callaway Golf and/or its affiliates, to use, publish and distribute advertising or sales promotional literature concerning the products of Callaway Golf and/or its affiliates, or the machinery and equipment used in the manufacture thereof, in which Consultant's name and/or pictures of Consultant taken in the course of Consultant's provision of services to Callaway Golf and/or its affiliates, appear. Consultant hereby waives and releases any claim or right Consultant may otherwise have arising out of such use, publication or distribution.

     17.  Publicity; Use of Marks.  Consultant shall not at any time use
          -----------------------
Callaway Golf's or its affiliates' names, trademarks or trade names in any advertising or publicity without the prior written consent of Callaway Golf.

     18.  Assignment.  Consultant shall not assign this Agreement or any of
          ----------
Consultant's rights hereunder without the prior written consent of Callaway Golf. It is understood that this is a contract for the personal services of Consultant. Any attempted assignment by Consultant in violation of this paragraph shall be void.

     19.  IRREVOCABLE ARBITRATION OF DISPUTES.
          -----------------------------------

          (a) CONSULTANT AND CALLAWAY GOLF AGREE THAT ANY DISPUTE, CONTROVERSY OR CLAIM ARISING HEREUNDER OR IN ANY WAY RELATED TO THIS AGREEMENT, ITS INTERPRETATION, ENFORCEABILITY, OR APPLICABILITY, OR RELATING TO CONSULTANT'S PROVISION OF SERVICES TO CALLAWAY GOLF, OR THE TERMINATION THEREOF, THAT CANNOT BE RESOLVED BY MUTUAL AGREEMENT OF THE PARTIES SHALL BE SUBMITTED TO BINDING ARBITRATION. THIS INCLUDES, BUT IS NOT LIMITED TO, ALLEGED VIOLATIONS OF FEDERAL, STATE AND/OR LOCAL STATUTES, CLAIMS BASED ON ANY PURPORTED BREACH OF DUTY ARISING IN CONTRACT OR TORT, INCLUDING BREACH OF CONTRACT, BREACH OF COVENANT OF GOOD FAITH AND FAIR DEALING, VIOLATION OF PUBLIC POLICY, AND VIOLATION OF ANY STATUTORY, CONTRACTUAL OR COMMON LAW RIGHTS. THE PARTIES AGREE THAT ARBITRATION IS THE PARTIES' ONLY RECOURSE FOR SUCH CLAIMS AND HEREBY WAIVE THE RIGHT TO PURSUE SUCH CLAIMS IN ANY OTHER FORUM, UNLESS OTHERWISE PROVIDED BY LAW. A PROCEEDING TO COMPEL ARBITRATION UNDER THIS PROVISION SHALL BE GOVERNED BY SECTION 3 OF CHAPTER 1 OF THE FEDERAL ARBITRATION ACT SUCH THAT ANY COURT ACTION INVOLVING A DISPUTE WHICH IS NOT SUBJECT TO ARBITRATION SHALL BE STAYED PENDING ARBITRATION OF ANY ARBITRABLE DISPUTE.

          (b) ANY DEMAND FOR ARBITRATION SHALL BE IN WRITING AND MUST BE MADE TO THE CHIEF LEGAL OFFICER WITHIN ONE (1) YEAR, OR, IF LATER, WITHIN THE TIME PERIOD STATED IN THE APPLICABLE STATUTE OF LIMITATIONS, WHICHEVER IS SHORTER, AFTER THE DISCOVERY OF THE ALLEGED CLAIM OR CAUSE OF ACTION BY THE AGGRIEVED PARTY.

          (c) THE ARBITRATION SHALL BE CONDUCTED PURSUANT TO THE PROCEDURAL
RULES

STATED IN THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA") IN SAN DIEGO, CALIFORNIA. THE ARBITRATION SHALL BE CONDUCTED IN SAN DIEGO BY A FORMER OR RETIRED JUDGE OR ATTORNEY WITH AT LEAST 10 YEARS EXPERIENCE IN COMMERCIAL DISPUTES, OR A NON-ATTORNEY WITH LIKE EXPERIENCE IN THE AREA OF DISPUTE, WHO SHALL HAVE THE POWER TO HEAR MOTIONS, CONTROL DISCOVERY, CONDUCT HEARINGS AND OTHERWISE DO ALL THAT IS NECESSARY TO RESOLVE THE MATTER. THE PARTIES MUST MUTUALLY AGREE ON THE ARBITRATOR. IF THE PARTIES CANNOT AGREE ON THE ARBITRATOR AFTER THEIR BEST EFFORTS, AN ARBITRATOR FROM THE AMERICAN ARBITRATION ASSOCIATION WILL BE SELECTED PURSUANT TO THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN SAN DIEGO, CALIFORNIA.

          (d) THE ARBITRATION AWARD SHALL BE FINAL AND BINDING, AND MAY BE ENTERED AS A JUDGMENT IN ANY COURT HAVING COMPETENT JURISDICTION. IT IS EXPRESSLY UNDERSTOOD THAT THE PARTIES HAVE CHOSEN ARBITRATION TO AVOID THE BURDENS, COSTS AND PUBLICITY OF A COURT PROCEEDING, AND THE ARBITRATOR IS EXPECTED TO HANDLE ALL ASPECTS OF THE MATTER, INCLUDING DISCOVERY AND ANY HEARINGS, IN SUCH A WAY AS TO MINIMIZE THE EXPENSE, TIME, BURDEN AND PUBLICITY OF THE PROCESS, WHILE ASSURING A FAIR AND JUST RESULT. IN PARTICULAR, THE PARTIES EXPECT THAT THE ARBITRATOR WILL LIMIT DISCOVERY BY CONTROLLING THE AMOUNT OF DISCOVERY THAT MAY BE TAKEN (E.G., THE NUMBER OF DEPOSITIONS OR INTERROGATORIES) AND BY RESTRICTING THE SCOPE OF DISCOVERY TO ONLY THOSE MATTERS CLEARLY RELEVANT TO THE DISPUTE.

          (e) THE ARBITRATOR HAS NO AUTHORITY TO AWARD PUNITIVE DAMAGES.

          (f) THE PREVAILING PARTY SHALL BE ENTITLED TO AN AWARD BY THE ARBITRATOR OF REASONABLE ATTORNEYS' FEES AND OTHER COSTS REASONABLY INCURRED IN CONNECTION WITH THE ARBITRATION, INCLUDING WITNESS FEES AND EXPERT WITNESS FEES, UNLESS THE ARBITRATOR FOR GOOD CAUSE DETERMINES OTHERWISE.

THE PARTIES HAVE READ SECTION 19 AND IRREVOCABLY AGREE TO ARBITRATE ANY DISPUTE IDENTIFIED ABOVE. _______ (CONSULTANT'S INITIALS) ______ (INITIALED ON BEHALF OF CALLAWAY GOLF)

     20.  Disclosure of Others' Confidential Information.  It is the
          ----------------------------------------------
understanding of both Callaway Golf and Consultant that Consultant shall not divulge to Callaway Golf, its affiliates or its third party contractors any confidential information or trade secrets belonging to others, nor shall Callaway Golf seek to elicit from Consultant any such information. Consistent with the foregoing, Consultant shall not provide to Callaway Golf, and Callaway Golf shall not request, any documents or copies of documents containing such information. Failure to comply with this obligation by Consultant shall be grounds for immediate termination of this Agreement.

     21.  Applicable Law.  This Agreement shall constitute a contract under the
          --------------
internal laws of the State of California and shall be governed in accordance with the laws of said state as to both interpretation and performance.

     22.  Entire Agreement/Amendments.  This Agreement and the Termination
          ---------------------------
Agreement reflect the entire agreement between the parties relating in any way to the subject matter hereof. No statement or promise or different representations have been made which in any way form a part of or modify this Agreement. No amendment or modification shall be valid unless in writing and signed by the parties hereto.

     23.  Separate Terms.  Each term, condition, covenant or provision of this
          --------------
Agreement shall be viewed as separate and distinct, and in the event that any such term, covenant or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect.

     24.  Waiver.  A waiver by either party of a breach of any provision or
          ------
provisions of this Agreement shall not constitute a general waiver or prejudice the other party's right otherwise to demand strict compliance with that provision or any other provisions in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date(s) set forth below to be effective as of the day and year first set forth above.



CALLAWAY GOLF                            CONSULTANT
Callaway Golf Company,
a California corporation


By: /s/ Ely Callaway                     /s/ Donald H. Dye
   -------------------------------       -----------------------------------
   Ely Callaway                          Donald H. Dye
   Chairman
Dated:____________________________       Dated: ____________________________

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